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Patrick O'Brien
(650) 522-1936

For Immediate Release

GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS

- Product Sales of $6.41 billion -
- Sovaldi Sales of $3.48 billion -
- Non-GAAP EPS of $2.36 per share -

Foster City, CA, July 23, 2014 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended June 30, 2014. Total revenues for the second quarter of 2014 increased to $6.53 billion compared to $2.77 billion for the second quarter of 2013. Product sales for the second quarter of 2014 increased to $6.41 billion compared to $2.66 billion for the second quarter of 2013. Net income for the second quarter of 2014 was $3.66 billion, or $2.20 per diluted share compared to $772.6 million or $0.46 per diluted share for the second quarter of 2013. Non-GAAP net income for the second quarter of 2014, which excludes acquisition-related, restructuring and stock-based compensation expenses, was $3.93 billion, or $2.36 per diluted share compared to $839.7 million or $0.50 per diluted share for the second quarter of 2013.

“During the second quarter, Gilead continued to make significant progress led by strong Sovaldi sales. Since December’s launch, Sovaldi has been prescribed for more than 80,000 patients in the U.S. and Europe, underscoring the medical community’s recognition of the benefits of this product,” said John C. Martin, PhD, Gilead’s Chairman and Chief Executive Officer. “We look forward to making Sovaldi available in additional countries.”

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2014	2013	2014	2013
Product sales	$6,412,937	$2,657,285	$11,283,911	$5,050,853
Royalty, contract and other revenues	122,006	110,109	249,988	248,176
Total revenues	$6,534,943	$2,767,394	$11,533,899	$5,299,029

Net income attributable to Gilead	$3,655,593	$772,605	$5,883,003	$1,494,791
Non-GAAP net income attributable to Gilead	$3,929,533	$839,725	$6,417,342	$1,641,668

Diluted EPS	$2.20	$0.46	$3.52	$0.89
Non-GAAP diluted EPS	$2.36	$0.50	$3.84	$0.98

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

July 23, 2014	2

Product Sales
Compared to the second quarter of 2013, U.S. product sales for the second quarter of 2014 increased to $4.82 billion from $1.64 billion and Europe product sales increased to $1.31 billion from $818.2 million.

Antiviral Product Sales
Antiviral product sales increased to $6.01 billion for the second quarter of 2014, up from $2.31 billion for the second quarter of 2013 primarily due to sales of Sovaldi® (sofosbuvir 400 mg), which launched in December 2013.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except percentages)	2014	2013	% Change	2014	2013	% Change
Antiviral product sales	$6,012,144	$2,313,539	160%	$10,520,641	$4,374,617	140%
Sovaldi	3,480,326	—	—%	5,754,675	—	—%
Atripla	870,708	938,108	(7)%	1,650,302	1,815,181	(9)%
Truvada	806,610	807,779	—%	1,566,310	1,508,021	4%
Complera/Eviplera	299,464	188,683	59%	550,197	336,872	63%
Stribild	269,520	99,394	171%	484,791	191,542	153%
Viread	260,734	250,188	4%	471,359	460,520	2%

Cardiovascular Product Sales
Cardiovascular product sales increased to $266.7 million for the second quarter of 2014, compared to $234.9 million for the second quarter of 2013.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except percentages)	2014	2013	% Change	2014	2013	% Change
Cardiovascular product sales	$266,672	$234,854	14%	$501,175	$449,247	12%
Letairis	144,716	128,257	13%	267,601	246,364	9%
Ranexa	121,956	106,597	14%	233,574	202,883	15%

Operating Expenses
During the second quarter of 2014, compared to the same period in 2013:

•	Non-GAAP research and development (R&D) expenses increased primarily due to increases in headcount and other costs to support expansion of our R&D activities.

•
Non-GAAP selling, general and administrative (SG&A) expenses increased primarily due to headcount and marketing expense increases to support our business expansion related to Sovaldi and pre-launch expenses for Zydelig® (idelalisib 150 mg).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2014	2013	2014	2013
Non-GAAP research and development expenses	$541,974	$487,771	$1,099,779	$947,747
Non-GAAP selling, general and administrative expenses	$569,230	$376,336	$1,069,335	$709,400

Note:	Non-GAAP R&D and SG&A expenses exclude the impact of acquisition-related, restructuring and stock-based compensation expenses.

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July 23, 2014	3

Tax Rate
Our non-GAAP effective tax rate for the three and six months ended June 30, 2014 was 14.6% and 18.2%, respectively.  The non-GAAP effective tax rate for the three months ended June 30, 2014 includes a cumulative catch up adjustment of 3.6 percentage points to the first quarter tax rate to reduce the year to date non-GAAP effective tax rate to 18.2%.

Cash, Cash Equivalents and Marketable Securities
As of June 30, 2014, Gilead had $9.58 billion of cash, cash equivalents and marketable securities compared to $6.86 billion as of March 31, 2014. During the second quarter of 2014, Gilead generated $4.19 billion in operating cash flow. Gilead utilized $1.2 billion to repurchase 15.2 million shares during the quarter and has approximately $1.7 billion remaining in the current repurchase plan which is expected to be completed by September 2014. In May, the company announced that its Board of Directors authorized an additional repurchase of up to $5 billion of the company’s common stock following completion of the current authorization.

Updated Full Year 2014 Guidance
Gilead updated its full year 2014 guidance, which it initially provided on February 4, 2014 and reiterated on April 22, 2014, to include the impact of Sovaldi product sales:

(In millions, except percentages and per share amounts)	Initially Provided February 4, 2014; Reiterated April 22, 2014	Updated July 23, 2014
Net Product Sales	$11,300 - $11,500	$21,000 - $23,000
Non-GAAP*
Product Gross Margin	75% - 77%	85% - 88%
R&D	$2,200 - $2,300	$2,300 - $2,400
SG&A	$2,100 - $2,200	$2,300 - $2,400
Effective Tax Rate	28% - 29%	17.5% - 20.5%

Diluted EPS Impact of Acquisition-Related, Restructuring and Stock-Based Compensation Expenses	$0.63 - $0.66	$0.63 - $0.66
* Non-GAAP product gross margin, expenses and effective tax rate exclude the impact of acquisition-related, restructuring and stock-based compensation expenses, where applicable.

Product & Pipeline Updates Announced by Gilead During the Second Quarter of 2014 Include:
Antiviral Program

•
Submission of a New Drug Application (NDA) to Japan’s Pharmaceutical and Medical Devices Agency (PMDA) for approval of sofosbuvir (SOF), a once-daily nucleotide analog polymerase inhibitor for the treatment of chronic HCV infection. The NDA is based primarily on data from a Phase 3 clinical trial conducted in Japan among 153 treatment-naïve and treatment-experienced genotype 2 patients. In the study, 97 percent of HCV-infected patients receiving 12 weeks of an all-oral regimen of SOF plus ribavirin (RBV) 600-1,000 mg/day achieved a sustained virologic response 12 weeks after completing therapy (SVR12). If approved, SOF would form the basis of the first all-oral, interferon-free treatment regimen for genotype 2 patients in Japan.

•
Positive results from a Phase 3 clinical trial in Japan evaluating the investigational once-daily fixed-dose combination of the NS5A inhibitor ledipasvir (LDV) 90 mg and SOF 400 mg, with and without RBV, for the treatment of genotype 1 chronic HCV infection. In the arm that utilized LDV/SOF without RBV, 100 percent of patients treated achieved SVR12, including the subset of patients with cirrhosis. Based on these data, Gilead plans to submit an NDA for the LDV/SOF fixed-dose combination with the Japanese PMDA by the end of 2014.

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July 23, 2014	4

•
U.S. Food and Drug Administration (FDA) acceptance of the company’s refiling of two NDAs for cobicistat and elvitegravir. FDA set target review dates under the Prescription Drug User Fee Act (PDUFA) of October 3, 2014 for cobicistat and October 4, 2014 for elvitegravir.

•	Presentations of data on SOF-based regimens in chronic HCV patients at the 49th Annual Meeting of the European Association for the Study of the Liver included:

◦
Positive data from two Phase 2 studies and a compassionate access study in which a regimen containing once-daily Sovaldi was administered for the treatment of chronic HCV infection in patients with advanced liver disease.

◦	Positive data from two Phase 2 studies, evaluating investigational all-oral regimens containing SOF for the treatment of chronic HCV infection.

◦	Positive results from an open-label clinical trial, evaluating once-daily Sovaldi for the retreatment of chronic HCV infection among patients who failed prior therapy.

•
Priority review granted by the FDA of the NDA for a once-daily fixed-dose combination of LDV/SOF for the treatment of chronic HCV genotype 1 infection in adults. The FDA set a target action date under PDUFA of October 10, 2014.

Oncology Program

•
Updated interim results of a Phase 2 study evaluating GS-9973, Gilead's investigational oral inhibitor of spleen tyrosine kinase (Syk), for the treatment of patients with relapsed chronic lymphocytic leukemia (CLL) at the 50th Annual Meeting of the American Society of Clinical Oncology. Based on these data, Gilead plans to initiate new CLL study cohorts to include patients who have relapsed following treatment with other inhibitors of the B-cell receptor signaling pathway.

Other

•
Positive results from a placebo-controlled, Phase 2a challenge study in healthy adult patients intranasally infected with respiratory syncytial virus (RSV) at the American Thoracic Society 2014 International Conference. The study of GS-5806, an investigational oral RSV fusion inhibitor, achieved its primary and secondary endpoints of lower viral load (the amount of virus detected in the nasal wash), improvements in total mucus weight (the amount of mucus produced) and also symptom score compared to placebo.

•
Positive results from HARMONY, a randomized, double-blind, placebo-controlled Phase 2 study evaluating the effect of ranolazine and low-dose dronedarone, each given alone and in combination, on atrial fibrillation burden (AFB) in patients with paroxysmal atrial fibrillation at the annual meeting of the Heart Rhythm Society. In HARMONY, the combination of ranolazine and low-dose dronedarone provided greater reductions in AFB from baseline than either therapy used alone.

•
Positive results from a Phase 1 clinical trial of GS-6615, an investigational, selective late sodium current inhibitor, showing a shortening of the QTc interval (the time interval between the start of the Q-wave and end of the T-wave in the heart’s electrical cycle) in patients with long QT-3 (LQT3) syndrome at the annual meeting of the Heart Rhythm Society. Based on these results, Gilead plans to initiate a Phase 2 study of GS-6615 in LQT3 patients later this year. Additionally, based on pre-clinical data for GS-6615 and clinical data involving the role of late sodium current inhibition in other cardiovascular diseases, Gilead plans to initiate Phase 2 clinical trials in patients with hypertrophic cardiomyopathy and ventricular tachycardia/ventricular fibrillation.

Conference Call
At 4:30 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its second quarter 2014 as well as provide a general business update. To access the webcast live via the internet, please connect to the company's website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call
1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 65785151 to access the call.

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July 23, 2014	5

A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through July 25, 2014. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 65785151.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to transform and simplify care for people with life-threatening illnesses around the word. Headquartered in Foster City, California, Gilead has operations in North and South America, Europe and Asia-Pacific.

Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with U.S. generally accepted accounting principles (GAAP) and also on a non-GAAP basis. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on pages 8 and 9.

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2014 financial results; Gilead's ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory programs; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from clinical trials involving GS-9973, GS-5806, GS-6615, sofosbuvir, including in combination with other product candidates such as LDV; Gilead's ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit NDAs for new product candidates in the timelines currently anticipated, including the fixed dose combination of LDV/SOF with the PDMA; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including sofosbuvir in Japan; the fixed-dose combination of LDV/SOF in the United States and elvitegravir and cobicistat as single agents in the United States; Gilead's ability to successfully commercialize its products, including Sovaldi, Stribild, Vitekta, Tybost and Zydelig; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; Gilead's ability to successfully develop its respiratory, cardiovascular, oncology and inflammation programs; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; Gilead's ability to complete its share repurchase programs due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the

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July 23, 2014	6

quarter ended March 31, 2014 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, SOVALDI®, STRIBILD®, COMPLERA®, EVIPLERA®, TRUVADA®, VIREAD®, EMTRIVA®, TYBOST®, ZYDELIG®, HEPSERA®, VITEKTA®, LETAIRIS®, RANEXA®, CAYSTON®, AMBISOME®, VISTIDE®, VOLIBRIS®, and RAPISCAN®.

ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC. MACUGEN® is a registered trademark belonging to Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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July 23, 2014	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Product sales	$6,412,937	$2,657,285	$11,283,911	$5,050,853
Royalty, contract and other revenues	122,006	110,109	249,988	248,176
Total revenues	6,534,943	2,767,394	11,533,899	5,299,029
Costs and expenses:
Cost of goods sold	924,709	684,663	1,737,914	1,319,111
Research and development	583,924	523,902	1,178,902	1,021,534
Selling, general and administrative	613,555	404,991	1,161,678	779,287
Total costs and expenses	2,122,188	1,613,556	4,078,494	3,119,932
Income from operations	4,412,755	1,153,838	7,455,405	2,179,097
Interest expense	(102,004)	(78,008)	(178,273)	(159,795)
Other income (expense), net	(3,645)	(231)	(21,557)	(3,555)
Income before provision for income taxes	4,307,106	1,075,599	7,255,575	2,015,747
Provision for income taxes	656,621	307,981	1,382,503	530,419
Net income	3,650,485	767,618	5,873,072	1,485,328
Net loss attributable to noncontrolling interest	5,108	4,987	9,931	9,463
Net income attributable to Gilead	$3,655,593	$772,605	$5,883,003	$1,494,791
Net income per share attributable to Gilead common stockholders - basic	$2.39	$0.51	$3.83	$0.98
Net income per share attributable to Gilead common stockholders - diluted	$2.20	$0.46	$3.52	$0.89
Shares used in per share calculation - basic	1,532,723	1,526,945	1,534,614	1,524,174
Shares used in per share calculation - diluted	1,664,415	1,694,577	1,672,435	1,683,269

July 23, 2014	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in thousands, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cost of goods sold reconciliation:
GAAP cost of goods sold	$924,709	$684,663	$1,737,914	$1,319,111
Stock-based compensation expenses	(2,565)	(2,632)	(5,207)	(4,473)
Acquisition related-amortization of purchased intangibles	(199,230)	(21,264)	(398,460)	(42,528)
Non-GAAP cost of goods sold	$722,914	$660,767	$1,334,247	$1,272,110

Product gross margin reconciliation:
GAAP product gross margin	85.6%	74.2%	84.6%	73.9%
Stock-based compensation expenses	0.0%	0.1%	0.0%	0.1%
Acquisition related-amortization of purchased intangibles	3.1%	0.8%	3.5%	0.8%
Non-GAAP product gross margin(1)	88.7%	75.1%	88.2%	74.8%

Research and development expenses reconciliation:
GAAP research and development expenses	$583,924	$523,902	$1,178,902	$1,021,534
Stock-based compensation expenses	(36,633)	(24,646)	(70,983)	(51,521)
Restructuring expenses	(29)	(67)	(174)	(4,824)
Acquisition related-contingent consideration remeasurement	(5,288)	(11,418)	(7,966)	(17,442)
Non-GAAP research and development expenses	$541,974	$487,771	$1,099,779	$947,747

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$613,555	$404,991	$1,161,678	$779,287
Stock-based compensation expenses	(43,935)	(28,675)	(89,168)	(61,726)
Restructuring expenses	(2)	306	(5)	(438)
Acquisition related-transaction costs	(107)	(4)	(555)	(7,160)
Acquisition related-amortization of purchased intangibles	(281)	(282)	(2,615)	(563)
Non-GAAP selling, general and administrative expenses	$569,230	$376,336	$1,069,335	$709,400

Operating margin reconciliation:
GAAP operating margin	67.5%	41.7%	64.6%	41.1%
Stock-based compensation expenses	1.3%	2.0%	1.4%	2.2%
Restructuring expenses	0.0%	0.0%	0.0%	0.1%
Acquisition related-transaction costs	0.0%	0.0%	0.0%	0.1%
Acquisition related-amortization of purchased intangibles	3.1%	0.8%	3.5%	0.8%
Acquisition related-contingent consideration remeasurement	0.1%	0.4%	0.1%	0.3%
Non-GAAP operating margin(1)	71.9%	44.9%	69.6%	44.7%

Other income (expense) reconciliation:
GAAP other income (expense), net	$(3,645)	$(231)	$(21,557)	$(3,555)
Acquisition related-transaction costs	2	—	(1,851)	—
Non-GAAP other income (expense), net	$(3,643)	$(231)	$(23,408)	$(3,555)

July 23, 2014	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in thousands, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Effective tax rate reconciliation:
GAAP effective tax rate	15.2%	28.6%	19.1%	26.3%
Restructuring expenses	0.0%	0.0%	0.0%	(0.1)%
Acquisition related-amortization of purchased intangibles	(0.6)%	0.0%	(0.9)%	0.0%
Acquisition related-contingent consideration remeasurement	0.0%	(0.3)%	0.0%	(0.2)%
Non-GAAP effective tax rate(1)	14.6%	28.3%	18.2%	26.0%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead, net of tax	$3,655,593	$772,605	$5,883,003	$1,494,791
Stock-based compensation expenses	72,199	40,379	135,335	85,759
Restructuring expenses	25	(244)	173	5,124
Acquisition related-transaction costs	109	4	(866)	7,160
Acquisition related-amortization of purchased intangibles	196,319	15,563	391,731	31,392
Acquisition related-contingent consideration remeasurement	5,288	11,418	7,966	17,442
Non-GAAP net income attributable to Gilead, net of tax	$3,929,533	$839,725	$6,417,342	$1,641,668

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.20	$0.46	$3.52	$0.89
Stock-based compensation expenses	0.04	0.02	0.08	0.05
Restructuring expenses	0.00	(0.00)	0.00	0.00
Acquisition related-transaction costs	0.00	0.00	0.00	0.00
Acquisition related-amortization of purchased intangibles	0.12	0.01	0.23	0.02
Acquisition related-contingent consideration remeasurement	0.00	0.01	0.00	0.01
Non-GAAP diluted earnings per share(1)	$2.36	$0.50	$3.84	$0.98

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,664,415	1,694,577	1,672,435	1,683,269
Share impact of current stock-based compensation rules	(965)	(1,228)	(950)	(1,453)
Non-GAAP shares used in per share calculation (diluted)	1,663,450	1,693,349	1,671,485	1,681,816

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$201,795	$23,896	$403,667	$47,001
Research and development expenses adjustments	41,950	36,131	79,123	73,787
Selling, general and administrative expenses adjustments	44,325	28,655	92,343	69,887
Other income (expense) adjustments	2	—	(1,851)	—
Total non-GAAP adjustments before tax	288,072	88,682	573,282	190,675
Income tax effect	(14,132)	(21,562)	(38,943)	(43,798)
Total non-GAAP adjustments after tax	$273,940	$67,120	$534,339	$146,877

(1) Amounts may not sum due to rounding.

July 23, 2014	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2014	2013(1)
	(unaudited)
Cash, cash equivalents and marketable securities	$9,581,383	$2,570,590
Accounts receivable, net	3,436,711	2,100,286
Inventories	2,068,753	2,055,788
Property, plant and equipment, net	1,380,776	1,166,181
Intangible assets, net	11,508,319	11,900,106
Goodwill	1,171,561	1,169,023
Other assets	2,058,661	1,534,811
Total assets	$31,206,164	$22,496,785

Current liabilities	$6,227,997	$6,325,421
Long-term liabilities	8,512,950	4,363,032
Equity component of currently redeemable convertible notes	35,875	63,831
Stockholders’ equity(2)	16,429,342	11,744,501
Total liabilities and stockholders’ equity	$31,206,164	$22,496,785

(1) Derived from the audited consolidated financial statements as of December 31, 2013.
(2) As of June 30, 2014, there were 1,526,043 shares of common stock issued and outstanding.

July 23, 2014	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Antiviral products:
Sovaldi – U.S.	$3,031,507	$—	$5,129,298	$—
Sovaldi – Europe	400,218	—	563,909	—
Sovaldi – Other International	48,601	—	61,468	—
	3,480,326	—	5,754,675	—

Atripla – U.S.	578,349	611,330	1,068,278	1,165,156
Atripla – Europe	234,328	270,780	470,836	548,995
Atripla – Other International	58,031	55,998	111,188	101,030
	870,708	938,108	1,650,302	1,815,181

Truvada – U.S.	399,570	415,541	767,352	723,402
Truvada – Europe	337,981	324,992	661,167	657,019
Truvada – Other International	69,059	67,246	137,791	127,600
	806,610	807,779	1,566,310	1,508,021

Complera / Eviplera – U.S.	153,846	120,187	284,272	223,484
Complera / Eviplera – Europe	132,132	59,301	241,126	98,263
Complera / Eviplera – Other International	13,486	9,195	24,799	15,125
	299,464	188,683	550,197	336,872

Stribild – U.S.	229,417	96,961	416,507	188,939
Stribild – Europe	31,308	1,848	54,938	1,848
Stribild – Other International	8,795	585	13,346	755
	269,520	99,394	484,791	191,542

Viread – U.S.	116,554	113,965	197,607	196,593
Viread – Europe	87,591	88,042	171,656	176,248
Viread – Other International	56,589	48,181	102,096	87,679
	260,734	250,188	471,359	460,520

LDV/SOF – Europe	439	—	439	—
	439	—	439	—

Other Antiviral – U.S.	13,445	15,931	20,491	33,410
Other Antiviral – Europe	9,027	10,852	18,306	23,826
Other Antiviral – Other International	1,871	2,604	3,771	5,245
	24,343	29,387	42,568	62,481

Total antiviral products – U.S.	4,522,688	1,373,915	7,883,805	2,530,984
Total antiviral products – Europe	1,233,024	755,815	2,182,377	1,506,199
Total antiviral products – Other International	256,432	183,809	454,459	337,434
	6,012,144	2,313,539	10,520,641	4,374,617

Letairis	144,716	128,257	267,601	246,364
Ranexa	121,956	106,597	233,574	202,883
AmBisome	94,794	75,137	186,887	160,412
Other products	39,327	33,755	75,208	66,577
	400,793	343,746	763,270	676,236

Total product sales	$6,412,937	$2,657,285	$11,283,911	$5,050,853